Exhibit 99.1

PRESS RELEASE

FOR RELEASE: July 23, 2010

INVESTOR CONTACT: David Szostak

PetroAlgae Inc.

Phone: (321) 409-7407

Email: dszostak@petroalgae.com

MEDIA CONTACT: Harold Gubnitsky .

Phone: 321-409-7403

Email: hgubnitsky@petroalgae.com

PETROALGAE ENGAGES AUDIT FIRM

MELBOURNE, FL — July 23, 2010 — PetroAlgae Inc. (OTCBB: PALG), a leading renewable energy company that licenses its commercial micro-crop technology globally, today announced that it has engaged a global business consulting and internal audit firm to assist it in complying with the requirements of Section 404 of the Sarbanes-Oxley legislation. Pursuant to Section 404, PetroAlgae is required to include in its next Annual Report on Form 10-K a report by its management regarding the effectiveness of its internal controls over financial reporting. The report will include, among other things, an assessment of the effectiveness of its internal control over financial reporting as of the end of its 2010 fiscal year, including a statement as to whether or not its internal control over financial reporting is effective. PetroAlgae may also be required to include the attestation report of its independent registered public accounting firm on its internal controls over financial reporting.

About PetroAlgae

PetroAlgae Inc. (OTCBB: PALG) is a leading alternative energy company that licenses a commercial micro-crop technology system to produce clean fuel and food in an environmentally sustainable manner. Through a modular, flexible design construction, PetroAlgae enables a near-continuous growing and harvesting process of a wide variety of micro-crops suited to local climates, ensuring maximum growth rates. PetroAlgae’s globally scalable system produces high-value protein as well as a cost-effective alternative to fossil fuels, while absorbing carbon dioxide from greenhouse gas emissions.

For further information on PetroAlgae, please visit www.petroalgae.com.

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